Exhibit 99.1
News
CapitalSource Inc.
4445 Willard Avenue
Twelfth Floor
Chevy Chase, MD 20815
FOR IMMEDIATE RELEASE

For information contact:
Investor Relations:	Media Relations:
Dennis Oakes	Michael E. Weiss
Vice President – Investor Relations	Director of Communications
(212) 321-7212	(301) 841-2918
CAPITALSOURCE REPORTS SECOND QUARTER 2008 RESULTS
•	Credit Performance Within Historical Range
•	GAAP Net Income of $0.25 per Diluted Share
•	CapitalSource Bank Opened for Business
Chevy Chase, Md., August 5 — CapitalSource Inc. (NYSE: CSE) today announced financial results for the second quarter 2008. GAAP net income for the quarter was $60.1 million, or $0.25 per diluted share, and Adjusted Earnings for the quarter was $29.1 million, or $0.12 per diluted share.
“This is an exciting time for CapitalSource. Within the last 10 days we have commenced operations at 22 branches of CapitalSource Bank in California with $5.2 billion in deposits and started approving new loans in the Bank,” said John K. Delaney, Chairman and CEO of CapitalSource. “We are now extremely well positioned to grow our market leading commercial lending business inside our new bank — while maintaining our uncompromising and historically strong credit standards,” added Delaney.
“We are very pleased with the performance of our commercial lending business, including our continued strong core lending spread,” said Thomas A. Fink, Chief Financial Officer. “We are also pleased with the credit performance of our commercial loan portfolio this quarter. Our credit metrics remain within our historical range, despite a modest decline in loan balance over the past four quarters, and our newly established depository makes our already strong balance sheet and liquidity even stronger,” added Fink.
Commercial Finance Segment
•	Total commercial loans were approximately $9.4 billion at quarter end, a decrease of approximately $331.4 million from the prior quarter, as loan runoff outpaced loan growth.

•	Net investment income was $134.5 million for the quarter, a decrease of $9.9 million from the prior quarter.

•	Interest income was $201.6 million for the quarter, a decrease of $22.8 million from the prior quarter, consistent with a decrease in short term interest rates. In the second quarter weighted average LIBOR decreased by 71 basis points and the weighted average prime rate decreased by 114 basis points. The negative impact of falling interest rates was partially offset by interest rate floors in approximately 41% of the Company’s commercial loans as of June 30, 2008.

•	Yield on average interest-earning assets was 9.75% for the quarter, a decrease of 51 basis points from the prior quarter.

•	Core lending spread, defined as loan yield less prepayment-related fee income and average one-month LIBOR, was 7.05%, a decrease of 7 basis points compared to the prior quarter.

•	Prepayment-related fee income was $10.8 million for the quarter and contributed 43 basis points to yield, an increase of $7.3 million from the prior quarter when prepayment-related fee income contributed only 14 basis points to yield.

•	Cost of funds was 5.40% for the quarter, a decrease of 5 basis points from the prior quarter primarily due to declining interest rates, but largely offset by higher financing fees and higher credit spreads in the quarter. Overall borrowing spread to average one-month LIBOR was 2.81%, an increase of 66 basis points from the prior quarter.

•	Leverage, as measured by the ratio of total debt-to-equity at the end of the quarter, was 2.98x, a decrease from 4.37x at the end of the prior quarter, primarily due to the underwritten equity offering the Company completed during June.

•	Net finance margin, defined as net investment income divided by average interest-earning assets, was 5.40% for the quarter, a decrease of 34 basis points from the prior quarter primarily due to the increase in our borrowing spread to LIBOR partially offset by higher prepayment-related fee income.

•	Provision for loan losses was $27.5 million for the quarter, bringing the total allowance for loan losses to $141.1 million or 1.35% of total commercial assets, an increase of 8 basis points from the prior quarter.

•	Adjusted earnings contributed by the Commercial Finance segment was $60.1 million ($0.24 per diluted share), compared to $113.5 million in the prior quarter. The lower adjusted earnings in the quarter was due primarily to an increase in income taxes, an increase in charge-offs and realized losses on derivatives.
Commercial Credit Metrics
•	Loans on non-accrual status, which the Company considers its primary credit metric, increased by 37 basis points from the prior quarter to 1.99% of commercial assets.

•	Loans 60 or more days contractually delinquent as a percentage of total commercial assets increased 36 basis points to 1.05%.

•	Net charge-offs were $23.3 million, an increase of $18.2 million from the prior quarter. As a percentage of average commercial assets, annualized net charge-offs for the quarter were 90 basis points, which is within the historical range.

•	Allowance for loan losses was $141.1 million, an increase of $4.4 million from the prior quarter. As a percentage of commercial assets at quarter end, the allowance for loan losses was 1.35%, an increase of 8 basis points from the prior quarter.
Healthcare Net Lease Segment
•	Direct real estate investments were consistent with the prior quarter at approximately $1.0 billion, decreasing $9.3 million primarily due to depreciation.
Residential Mortgage Investment Portfolio
•	Mortgage-backed securities declined from $3.31 billion to $1.60 billion, primarily due to the sale of approximately $1.5 billion of Agency MBS and principal paydowns. There was a corresponding decrease in repurchase agreements used to finance the Agency MBS from $3.43 billion to $1.54 billion.

•	Mortgage-related receivables declined from $1.98 billion to $1.91 billion, primarily due to paydowns during the quarter.
Consolidated Other Income
•	Gain (loss) on investments, net was ($4.8) million, a decrease from $1.1 million in the prior quarter primarily due to write-downs on three cost basis investments, partially offset by realized gains on investment sales and dividends received.

•	Gain (loss) on derivatives was $15.1 million, compared to ($38.1) million in the prior quarter, primarily due to net realized and unrealized gains in the fair value of interest rate swaps used to hedge certain assets and liabilities and, thereby, minimize the Company’s exposure to interest rate movements. In Adjusted Earnings for the quarter, the Company removes the impact of unrealized gains and losses on derivatives and foreign currency (net gain of approximately $33.1 million) which resulted in an adjusted earnings loss of $18.0 million.

•	Gain (loss) on the Residential Mortgage Investment Portfolio, net was $9.1 million compared to ($55.4) million in the prior quarter, primarily due to derivative gains and losses in the Agency MBS portfolio. In Adjusted Earnings for the quarter, the Company realized a net loss of $48.0 million related to the residential mortgage investment portfolio, primarily due to $35.0 million net losses incurred in connection with the sale of approximately $1.5 billion of Agency MBS.

•	Other income (expense), net was $19.2 million compared to ($4.7) million in the prior quarter, primarily due to a gain on extinguishment of debt and equity earnings.

Funding and Liquidity
•	During the quarter, the Company raised $365.8 million in connection with the issuance of 34.5 million shares in an underwritten equity offering.

•	During the quarter, the Company raised $64.7 million through the issuance of approximately 4.7 million shares of common stock under its Dividend Reinvestment and Stock Purchase Plan (DRIP). The Company does not intend to accept direct purchase or waiver investments pursuant to the DRIP program during the remainder of the third quarter of 2008.

•	After the quarter closed, CapitalSource Bank commenced operations with approximately $5.2 billion of retail deposits, 22 retail bank branches in Southern and Central California and approximately $5.2 billion in cash and other assets. The Bank used a portion of its cash to purchase approximately $2.1 billion in commercials loans from CapitalSource and began operations with a total capital ratio of more than 15.6%.

•	The Company used the proceeds of the loan sale to CapitalSource Bank to reduce its credit facility borrowings and certain securitizations by approximately $1.6 billion and to fund approximately $500 million of the initial Bank capitalization of $921 million.
Operating Expenses
•	Operating expenses as a percentage of average total assets (excluding sale-leaseback depreciation) increased in the quarter to 1.56%, an increase of 25 basis points from the prior quarter due largely to a decline in average asset balance, resulting from the sale of Agency MBS and the decrease in commercial loan balance.
Income Tax Rate
•	Income taxes in the quarter were $37.2 million, compared to $3.1 million in the prior quarter, primarily due to significantly higher pre-tax GAAP income. The full year projected tax rate is 35%.
Return on Equity
•	Consolidated return on average equity, was 8.66% for the quarter, compared to 1.02% in the prior quarter.
Share Count
•	Weighted average dilutive shares outstanding were 236.4 million shares for the quarter ended June 30, 2008, compared to 221.5 million shares at the end of the prior quarter.
Dividends
•	A regular quarterly cash dividend of $0.60 per common share was paid on June 30, 2008 to common shareholders of record on June 16, 2008.
CapitalSource will hold an analyst and investor conference call with a simultaneous webcast on August 5, 2008 at 8:30 a.m. (Eastern Time) to discuss the Company’s second quarter 2008 results. To participate, analysts and investors may call (888) 713-4218 from within United States or (617) 213-4870 from outside the United States, utilizing the pass code 67380064. Other interested parties may access a webcast of the conference call at the Investor Relations section of the CapitalSource website at www.capitalsource.com.
A telephonic replay will be available from approximately 10:30 a.m. (Eastern Time) on August 5, 2008 through August 12, 2008. Please call (888) 286-8010 from the United States or (617) 801-6888 from outside the United States with the pass code 72241169. An audio replay will also be available on the Investor Relations section of the CapitalSource website. A transcript of the earnings conference call will also be posted to the Investor Relations section of the CapitalSource website on August 5, 2008.
About CapitalSource
CapitalSource Inc. (NYSE: CSE) is a commercial lender offering focused lending products serving clients in the middle market. CapitalSource Inc. and its subsidiaries collectively managed total assets of approximately $17.3 billion as of June 30, 2008, including a commercial loan portfolio of $9.4 billion and a healthcare net lease portfolio of $1.0 billion. CapitalSource operates principally through its CapitalSource Bank subsidiary, which had $5.2 billion in deposits and 22 retail banking branches as of July 25, 2008. CapitalSource is headquartered in Chevy Chase, MD. For more information about CapitalSource, visit www.capitalsource.com.
Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections and including statements about growing our commercial lending business and maintaining our credit standards, the strength of our balance sheet and liquidity and our intention not to accept direct purchase or waiver investments pursuant to our DRIP program during the remainder of the third quarter of 2008, which are subject to numerous assumptions, risks, and uncertainties. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend”, “believe,” “expect,” “estimate,” “plan,” “will,” “look forward,” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including without limitation: the recently completed bank transaction; changes in economic conditions; continued or worsening disruptions in credit and other markets; movements in interest rates and lending spreads; our ability to successfully and cost effectively operate CapitalSource Bank; our ability to successfully grow CapitalSource Bank’s deposits or deploy its capital in favorable lending transactions or acquire assets in accordance with our strategic plan; competitive and other market pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; changes in tax laws or regulations affecting REITs, extended disruption of vital infrastructure; and other factors described in CapitalSource’s 2007 Annual Report on Form 10-K and documents subsequently filed by CapitalSource with the Securities and Exchange Commission. All forward-looking statements included in this news release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

CapitalSource Second Quarter 2008 – Financial Supplement
Table of Contents

Consolidated Balance Sheets	7

Consolidated Statements of Income	8

Segment Data	9

Adjusted Earnings Definition	10

Adjusted Earnings Reconciliation	11-13

Selected Financial Data	14-15

Commercial Asset Portfolio	16

Credit Quality Data	17

CapitalSource Second Quarter 2008 – Financial Supplement
CapitalSource Inc.
Consolidated Balance Sheets
(Unaudited)
($ in thousands)

	June 30,	March 31,	June 30,
	2008	2008	2007
ASSETS
Cash and cash equivalents	$169,667	$270,789	$271,492
Restricted cash	428,955	527,258	221,650
Mortgage-related receivables, net	1,907,229	1,978,852	2,162,715
Mortgage-backed securities pledged, trading	1,606,475	3,310,176	4,290,965
Receivables under reverse-repurchase agreements	—	—	26,237
Loans held for sale	98,817	37,989	154,229
Loans:
Loans	9,329,068	9,721,333	8,761,127
Less deferred loan fees and discounts	(169,954)	(151,291)	(128,785)
Less allowance for loan losses	(141,128)	(136,745)	(127,547)

Loans, net	9,017,986	9,433,297	8,504,795
Direct real estate investments, net	1,007,699	1,016,972	1,032,838
Investments	289,943	270,481	197,543
Other assets	366,832	855,624	299,226

Total assets	$14,893,603	$17,701,438	$17,161,690

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$1,541,795	$3,427,856	$4,217,086
Credit facilities	1,687,242	2,373,106	3,671,041
Term debt	6,562,841	7,021,686	5,652,228
Other borrowings	1,669,195	1,574,994	1,082,176
Other liabilities	357,765	605,586	214,806

Total liabilities	11,818,838	15,003,228	14,837,337

Noncontrolling interests	15,246	43,938	44,871

Shareholders’ equity:
Preferred stock (50,000,000 shares authorized; no shares outstanding)	—	—	—
Common stock ($0.01 par value, 1,200,000,000, 500,000,00 and 500,000,000 shares authorized; 276,139,152, 234,844,241 and 191,877,813 shares issued and shares outstanding, respectively)	2,761	2,348	1,918
Additional paid-in capital	3,586,096	3,097,310	2,361,158
Accumulated deficit	(538,619)	(455,041)	(85,978)
Accumulated other comprehensive income, net	9,281	9,655	2,384

Total shareholders’ equity	3,059,519	2,654,272	2,279,482

Total liabilities, noncontrolling interests and shareholders’ equity	$14,893,603	$17,701,438	$17,161,690

CapitalSource Second Quarter 2008 – Financial Supplement
CapitalSource Inc.
Consolidated Statements of Income
(Unaudited)
($ in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	June 30,	Six Months Ended June 30,
	2008	2008	2007	2008	2007
Net investment income:
Interest income	$254,222	$308,325	$311,184	$562,547	$600,738
Fee income	41,267	33,641	45,056	74,908	95,083

Total interest and fee income	295,489	341,966	356,240	637,455	695,821
Operating lease income	24,210	27,690	22,118	51,900	42,406

Total investment income	319,699	369,656	378,358	689,355	738,227
Interest expense	160,083	188,945	200,291	349,028	386,940

Net investment income	159,616	180,711	178,067	340,327	351,287
Provision for loan losses	31,674	5,659	17,410	37,333	32,336

Net investment income after provision for loan losses	127,942	175,052	160,657	302,994	318,951

Operating expenses:
Compensation and benefits	37,808	31,789	38,615	69,597	78,629
Depreciation of direct real estate investments	8,990	8,916	7,390	17,906	14,152
Other administrative expenses	23,844	26,804	20,438	50,648	38,984

Total operating expenses	70,642	67,509	66,443	138,151	131,765

Other income (expense):
Diligence deposits forfeited	1,714	647	1,813	2,361	2,675
(Loss) gain on investments, net	(4,827)	1,141	17,002	(3,686)	23,165
Gain (loss) on derivatives	15,098	(38,111)	3,153	(23,013)	898
Gain (loss) on residential mortgage investment portfolio	9,060	(55,377)	(13,846)	(46,317)	(19,544)
Other income (expense), net	19,241	(4,699)	12,957	14,542	19,934

Total other income (expense)	40,286	(96,399)	21,079	(56,113)	27,128

Noncontrolling interests expense	283	1,297	1,272	1,580	2,602

Net income before income taxes	97,303	9,847	114,021	107,150	211,712

Income taxes	37,243	3,076	29,693	40,319	48,694

Net income	$60,060	$6,771	$84,328	$66,831	$163,018

Net income per share:
Basic	$0.26	$0.03	$0.45	$0.29	$0.89
Diluted	$0.25	$0.03	$0.45	$0.29	$0.88

Adjusted earnings per share:
Diluted	$0.12	$0.51	$0.68	$0.60	$1.31

Average shares outstanding:
Basic	235,076,287	220,085,148	185,371,033	227,580,584	182,274,147
Diluted	236,445,230	221,493,514	187,428,430	228,969,238	184,512,451

Dividends declared per share	$0.60	$0.60	$0.60	$1.20	$1.18

CapitalSource Second Quarter 2008 – Financial Supplement
CapitalSource Inc.
Segment Data
(Unaudited)
($ in thousands)

	Three Months Ended June 30, 2008				Three Months Ended March 31, 2008
			Residential Mortgage	Consolidated			Residential Mortgage	Consolidated
	Commercial Finance	Healthcare Net Lease	Investment	Total	Commercial Finance	Healthcare Net Lease	Investment	Total
Net investment income:
Interest income	$201,626	$347	$52,249	$254,222	$224,383	$482	$83,460	$308,325
Fee income	41,260	7	—	41,267	33,630	11	—	33,641

Total interest and fee income	242,886	354	52,249	295,489	258,013	493	83,460	341,966
Operating lease income	—	24,210	—	24,210	—	27,690	—	27,690

Total investment income	242,886	24,564	52,249	319,699	258,013	28,183	83,460	369,656
Interest expense	108,425	10,859	40,799	160,083	113,643	10,796	64,506	188,945

Net investment income	134,461	13,705	11,450	159,616	144,370	17,387	18,954	180,711
Provision for loan losses	27,465	—	4,209	31,674	2,971	—	2,688	5,659

Net investment income after provision for loan losses	106,996	13,705	7,241	127,942	141,399	17,387	16,266	175,052

Other operating expenses	57,843	11,380	1,419	70,642	53,137	11,173	3,199	67,509

Total other income (expense)	33,880	(1,416)	7,822	40,286	(39,757)	—	(56,642)	(96,399)

Noncontrolling interests expense	(369)	652	—	283	(117)	1,414	—	1,297

Net income (loss) before income taxes	83,402	257	13,644	97,303	48,622	4,800	(43,575)	9,847
Income taxes	37,243	—	—	37,243	3,076	—	—	3,076

Net income (loss)	$46,159	$257	$13,644	$60,060	$45,546	$4,800	$(43,575)	$6,771

	Six Months Ended June 30, 2008				Six Months Ended June 30, 2007
			Residential Mortgage	Consolidated			Residential Mortgage	Consolidated
	Commercial Finance	Healthcare Net Lease	Investment	Total	Commercial Finance	Healthcare Net Lease	Investment	Total
Net investment income:
Interest income	$426,009	$829	$135,709	$562,547	$436,155	$294	$164,289	$600,738
Fee income	74,890	18	—	74,908	95,083	—	—	95,083

Total interest and fee income	500,899	847	135,709	637,455	531,238	294	164,289	695,821
Operating lease income	—	51,900	—	51,900	—	42,406	—	42,406

Total investment income	500,899	52,747	135,709	689,355	531,238	42,700	164,289	738,227
Interest expense	222,068	21,655	105,305	349,028	214,616	19,148	153,176	386,940

Net investment income	278,831	31,092	30,404	340,327	316,622	23,552	11,113	351,287
Provision for loan losses	30,436	—	6,897	37,333	32,336	—	—	32,336

Net investment income after provision for loan losses	248,395	31,092	23,507	302,994	284,286	23,552	11,113	318,951

Other operating expenses	110,980	22,553	4,618	138,151	110,265	18,520	2,980	131,765

Total other (expense) income	(5,877)	(1,416)	(48,820)	(56,113)	46,672	—	(19,544)	27,128

Noncontrolling interests expense	(486)	2,066	—	1,580	(457)	3,059	—	2,602

Net income (loss) before income taxes	132,024	5,057	(29,931)	107,150	221,150	1,973	(11,411)	211,712

Income taxes	40,319	—	—	40,319	48,694	—	—	48,694

Net income (loss)	$91,705	$5,057	$(29,931)	$66,831	$172,456	$1,973	$(11,411)	$163,018

CapitalSource Second Quarter 2008 – Financial Supplement
CapitalSource Inc.
Adjusted Earnings
(Unaudited)
     We evaluate our performance based on several measures, including adjusted earnings. Management views adjusted earnings and the related per share measures as useful and appropriate supplements to net income and earnings per share. These measures serve as an additional measure of our operating performance because they facilitate evaluation of the company without the effects of certain adjustments in accordance with U.S. generally accepted accounting principles (“GAAP”) that may not necessarily be indicative of current operating performance. We define adjusted earnings as net income as determined in accordance with GAAP, adjusted for certain items, including real estate depreciation, amortization of deferred financing fees, non-cash equity compensation, certain realized and unrealized gains and losses on residential mortgage investments held in our portfolio as of the balance sheet date and related derivatives, unrealized gains and losses on other derivatives and foreign currencies, net unrealized gains and losses on investments, provision for loan losses, charge offs, recoveries, nonrecurring items and the cumulative effect of changes in accounting principles.
     Adjusted earnings should not be considered as an alternative to net income or cash flows from operating activities (each computed in accordance with GAAP). Instead, adjusted earnings should be reviewed in connection with net income and cash flows from operating, investing and financing activities in our consolidated financial statements, to help analyze how our business is performing. Adjusted earnings and other supplemental performance measures are defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted earnings to other REITs.

CapitalSource Second Quarter 2008 – Financial Supplement
CapitalSource Inc.
Adjusted Earnings Reconciliations
(Unaudited)
($ in thousands, except per share data)
Reconciliation of our reported net income to adjusted earnings for the three months ended June 30, 2008, March 31, 2008 and June 30, 2007, and the six months ended June 30, 2008 and 2007 was as follows:

	Three Months Ended			Six Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Net income (loss)	$60,060	$6,771	$84,328	$66,831	$163,018
Add:
Real estate depreciation and amortization (1)	8,459	8,760	7,896	17,219	14,658
Amortization of deferred financing fees (2)	26,810	11,953	6,823	38,763	12,332
Non-cash equity compensation	12,030	6,514	9,859	18,544	20,571
Net realized and unrealized (gains) losses on residential mortgage investment portfolio including related derivatives (3)	(57,022)	27,394	15,846	(29,628)	23,381
Unrealized (gain) loss on derivatives and foreign currencies, net	(33,140)	47,634	(1,287)	14,492	(959)
Unrealized loss on investments, net	4,475	4,657	1,170	9,132	1,217
Provision for loan losses	32,028	5,659	17,410	37,689	32,336
Recoveries (4)	(356)	—	—	(356)	—
Less:
Charge offs	24,237	6,076	13,625	30,313	23,876
Non-recurring items	—	—	—	—	—

Adjusted earnings	$29,107	$113,266	$128,420	$142,373	$242,678

Net income per share:
Basic — as reported	$0.26	$0.03	$0.45	$0.29	$0.89
Diluted — as reported	$0.25	$0.03	$0.45	$0.29	$0.88

Average shares outstanding:
Basic — as reported	235,076,287	220,085,148	185,371,033	227,580,584	182,274,147
Diluted — as reported	236,445,230	221,493,514	187,428,430	228,969,238	184,512,451

Adjusted earnings per share:
Basic	$0.12	$0.51	$0.69	$0.63	$1.33
Diluted (5)	$0.12	$0.51	$0.68	$0.62	$1.31

Average shares outstanding:
Basic	235,076,287	220,085,148	185,371,033	227,580,584	182,274,147
Diluted (6)	236,445,230	221,493,514	189,425,285	228,969,238	186,737,699

(1)	Depreciation and amortization for direct real estate investments only. Excludes depreciation for corporate leasehold improvements, fixed assets and other non-real estate items.

(2)	Includes amortization of deferred financing fees and other non-cash interest expense.

(3)	Includes adjustments to reflect certain realized and unrealized gains and losses on residential mortgage investments held in our portfolio as of the balance sheet date and related derivative instruments.

(4)	Includes all recoveries on loans during the period.

(5)	Adjusted to reflect the impact of adding back noncontrolling interests expense of $1.3 million and $2.6 million for the three and six months ended June 30, 2007, respectively, to adjusted earnings due to the application of the if-converted method on non-managing member units, which are considered dilutive to adjusted earnings per share, but are antidilutive to GAAP net income per share for this period.

(6)	Adjusted to include average non-managing member units of 1,996,855 and 2,225,248 for the three and six months ended June 30, 2007, respectively, which are considered dilutive to adjusted earnings per share, but are antidilutive to GAAP net income per share for this period.

CapitalSource Second Quarter 2008 — Financial Supplement
CapitalSource Inc.
Adjusted Earnings Reconciliations
(Unaudited)
($ in thousands, except per share data)
For our Commercial Finance segment, Healthcare Net Lease segment and Residential Mortgage segment, reconciliations of reported net income to adjusted earnings for the three months ended June 30, 2008 and March 31, 2008, were as follows:

	Three Months Ended June 30, 2008
	Commercial	Healthcare	Residential Mortgage
	Finance	Net Lease	Investment	Consolidated Total
Net income	$46,160	$257	$13,643	$60,060
Add:
Real estate depreciation and amortization (1)	—	8,459	—	8,459
Amortization of deferred financing fees (2)	26,432	145	233	26,810
Non-cash equity compensation	12,030	—	—	12,030
Net realized and unrealized gains on residential mortgage investment portfolio including related derivatives (3)	—	—	(57,022)	(57,022)
Unrealized gain on derivatives and foreign currencies, net	(33,140)	—	—	(33,140)
Unrealized loss on investments, net	4,475	—	—	4,475
Provision for loan losses	27,819	—	4,209	32,028
Recoveries (4)	(356)	—	—	(356)
Less:
Charge offs	23,325	—	912	24,237
Non-recurring items	—	—	—	—

Adjusted earnings	$60,095	$8,861	$(39,849)	$29,107

Net income per share:
Basic — as reported	$0.20	$—	$0.06	$0.26
Diluted — as reported	$0.19	$—	$0.06	$0.25

Average shares outstanding:
Basic — as reported	235,076,287	235,076,287	235,076,287	235,076,287
Diluted — as reported	236,445,230	236,445,230	236,445,230	236,445,230

Adjusted earnings per share:
Basic	$0.25	$0.04	$(0.17)	$0.12
Diluted	$0.25	$0.04	$(0.17)	$0.12

Average shares outstanding:
Basic	235,076,287	235,076,287	235,076,287	235,076,287
Diluted	236,445,230	236,445,230	236,445,230	236,445,230

	Three Months Ended March 31, 2008
	Commercial	Healthcare	Residential Mortgage
	Finance	Net Lease	Investment	Consolidated Total
Net income (loss)	$45,546	$4,800	$(43,575)	$6,771
Add:
Real estate depreciation and amortization (1)	—	8,760	—	8,760
Amortization of deferred financing fees (2)	11,316	312	325	11,953
Non-cash equity compensation	6,514	—	—	6,514
Net realized and unrealized losses on residential mortgage investment portfolio including related derivatives (3)	—	—	27,394	27,394
Unrealized loss on derivatives and foreign currencies, net	47,634	—	—	47,634
Unrealized loss on investments, net	4,657	—	—	4,657
Provision for loan losses	2,971	—	2,688	5,659
Recoveries (4)	—	—	—	—
Less:
Charge offs	5,155	—	921	6,076
Non-recurring items	—	—	—	—

Adjusted earnings	$113,483	$13,872	$(14,089)	$113,266

Net income per share:
Basic — as reported	$0.21	$0.02	$(0.20)	$0.03
Diluted — as reported	$0.21	$0.02	$(0.20)	$0.03

Average shares outstanding:
Basic — as reported	220,085,148	220,085,148	220,085,148	220,085,148
Diluted — as reported	221,493,514	221,493,514	221,493,514	221,493,514

Adjusted earnings per share:
Basic	$0.51	$0.06	$(0.06)	$0.51
Diluted	$0.51	$0.06	$(0.06)	$0.51

Average shares outstanding:
Basic	220,085,148	220,085,148	220,085,148	220,085,148
Diluted	221,493,514	221,493,514	221,493,514	221,493,514

(1)	Depreciation and amortization for direct real estate investments only. Excludes depreciation for corporate leasehold improvements, fixed assets and other non-real estate items.

(2)	Includes amortization of deferred financing fees and other non-cash interest expense.

(3)	Includes adjustments to reflect certain realized and unrealized gains and losses on residential mortgage investments held in our portfolio as of the balance sheet date and related derivative instruments.

(4)	Includes all recoveries on loans during the period.

CapitalSource Second Quarter 2008 — Financial Supplement
CapitalSource Inc.
Adjusted Earnings Reconciliations
(Unaudited)
($ in thousands, except per share data)
For our Commercial Finance segment, Healthcare Net Lease segment and Residential Mortgage segment, reconciliations of reported net income to adjusted earnings for the three months ended June 30, 2007, were as follows:

	Three Months Ended June 30, 2007
	Commercial	Healthcare Net	Residential Mortgage
	Finance	Lease	Investment	Consolidate Total
Net income (loss)	$93,727	$715	$(10,114)	$84,328
Add:
Real estate depreciation and amortization (1)	—	7,896	—	7,896
Amortization of deferred financing fees (2)	6,063	438	322	6,823
Non-cash equity compensation	9,859	—	—	9,859
Net realized and unrealized losses on residential mortgage investment portfolio including related derivatives (3)	—	—	15,846	15,846
Unrealized gain on derivatives and foreign currencies, net	(1,287)	—	—	(1,287)
Unrealized loss on investments, net	1,170	—	—	1,170
Provision for loan losses	17,410	—	—	17,410
Recoveries (4)	—	—	—	—
Less:
Charge offs	13,625	—	—	13,625
Non-recurring items	—	—	—	—

Adjusted earnings	$113,317	$9,049	$6,054	$128,420

Net income per share:
Basic — as reported	$0.51	$—	$(0.06)	$0.45
Diluted — as reported	$0.50	$—	$(0.05)	$0.45

Average shares outstanding:
Basic — as reported	185,371,033	185,371,033	185,371,033	185,371,033
Diluted — as reported	187,428,430	187,428,430	187,428,430	187,428,430

Adjusted earnings per share:
Basic	$0.61	$0.05	$0.03	$0.69
Diluted (5)	$0.60	$0.05	$0.03	$0.68

Average shares outstanding:
Basic	185,371,033	185,371,033	185,371,033	185,371,033
Diluted (6)	189,425,285	189,425,285	189,425,285	189,425,285

(1)	Depreciation and amortization for direct real estate investments only. Excludes depreciation for corporate leasehold improvements, fixed assets and other non-real estate items.

(2)	Includes amortization of deferred financing fees and other non-cash interest expense.

(3)	Includes adjustments to reflect certain realized and unrealized gains and losses on residential mortgage investments held in our portfolio as of the balance sheet date and related derivative instruments.

(4)	Includes all recoveries on loans during the period.

(5)	Adjusted to reflect the impact of adding back noncontrolling interests expense of $1.3 million to adjusted earnings due to the application of the if-converted method on non-managing member units, which are considered dilutive to adjusted earnings per share, but are antidilutive to GAAP net income per share for this period.

(6)	Adjusted to include average non-managing member units of 1,996,855 which are considered dilutive to adjusted earnings per share, but are antidilutive to GAAP net income per share for this period.

CapitalSource Second Quarter 2008 — Financial Supplement
CapitalSource Inc.
Selected Financial Data
(Unaudited)

Three Months Ended
June 30,	March 31,	June 30,	Six Months Ended June 30,
2008	2008	2007	2008	2007
Commercial Finance Segment:

Performance ratios:
Return on average assets	1.78%	1.74%	4.06%	1.76%	3.89%
Return on average equity	8.83%	9.58%	21.76%	9.19%	19.96%
Adjusted return on average assets	2.32%	4.34%	4.91%	3.34%	4.80%
Adjusted return on average equity	11.49%	23.87%	26.31%	17.39%	24.61%
Yield on average interest earning assets	9.75%	10.26%	12.08%	10.01%	12.27%
Cost of funds	5.40%	5.45%	6.12%	5.42%	6.09%
Net finance margin	5.40%	5.74%	7.12%	5.57%	7.31%
Operating expenses as a percentage of average total assets	2.24%	2.03%	2.39%	2.13%	2.49%
Efficiency ratio (operating expenses / net investment income and other income)	34.36%	50.79%	28.14%	40.66%	30.35%
Core lending spread	7.05%	7.12%	6.44%	7.08%	6.48%

Leverage ratios:
Total debt to equity (as of period end)	2.98	x	4.37	x	4.51	x	2.98	x	4.51	x
Equity to total assets (as of period end)	24.79%	18.07%	17.97%	24.79%	17.97%

Average balances ($ in thousands):
Average loans	$9,715,111	$9,848,101	$8,708,240	$9,781,606	$8,413,903
Average assets	10,376,831	10,487,426	9,262,898	10,432,128	8,935,328
Average interest earning assets	9,992,540	10,082,728	9,053,082	10,037,634	8,731,605
Average income earning assets	9,992,540	10,082,728	9,053,082	10,037,634	8,731,605
Average borrowings	8,053,850	8,366,784	7,327,650	8,210,315	7,108,002
Average equity	2,097,063	1,906,553	1,727,297	2,001,808	1,742,379

Healthcare Net Lease Segment:

Performance ratios:
Return on average assets	0.10%	1.76%	0.31%	0.93%	0.45%
Return on average equity	0.28%	5.47%	0.80%	2.82%	1.37%
Adjusted return on average assets	3.29%	5.07%	3.95%	4.19%	3.94%
Adjusted return on average equity	9.68%	15.82%	10.18%	12.68%	11.90%
Yield on average income earning assets	9.08%	10.41%	10.16%	9.74%	10.30%
Cost of funds	7.16%	7.07%	7.11%	7.12%	7.92%
Net finance margin	5.02%	6.32%	5.18%	5.67%	5.54%
Operating expenses as a percentage of average total assets	4.23%	4.09%	4.13%	4.16%	4.25%
Operating expenses (excluding direct real estate depreciation) as a percentage of average total assets	0.89%	0.83%	0.91%	0.86%	1.00%
Efficiency ratio (operating expenses / net investment income and other income)	92.60%	64.26%	81.36%	76.00%	78.63%
Efficiency ratio (operating expenses excluding direct real estate depreciation) / net investment income and other income)	19.45%	12.98%	17.95%	15.66%	18.55%

Leverage ratios:
Total debt to equity (as of period end)	1.63	x	1.57	x	1.54	x	1.63	x	1.54	x
Equity to total assets (as of period end)	34.69%	35.75%	36.33%	34.69%	36.33%

Average balances ($ in thousands):
Average assets	$1,079,855	$1,096,445	$919,839	$1,088,150	$878,692
Average interest earning assets	26,652	35,296	29,937	30,974	27,127
Average income earning assets	1,095,916	1,102,592	902,906	1,099,254	857,162
Average borrowings	608,298	612,468	601,463	610,384	487,628
Average equity	367,297	351,756	356,522	359,527	290,915

CapitalSource Second Quarter 2008 – Financial Supplement
CapitalSource Inc.
Selected Financial Data
(Unaudited)

Three Months Ended
June 30,	March 31,	June 30,	Six Months Ended June 30,
2008	2008	2007	2008	2007
Consolidated CapitalSource Inc.:

Performance ratios:
Return on average assets	1.52%	0.15%	2.06%	0.79%	2.07%
Return on average equity	8.66%	1.02%	14.66%	4.92%	14.61%
Adjusted return on average assets	0.74%	2.53%	3.14%	1.69%	3.09%
Adjusted return on average equity	4.20%	17.05%	22.33%	10.48%	21.74%
Yield on average interest earning assets	8.43%	8.41%	9.51%	8.42%	9.60%
Cost of funds	5.10%	5.14%	5.87%	5.12%	5.88%
Net finance margin	4.23%	4.17%	4.49%	4.20%	4.59%
Operating expenses as a percentage of average total assets	1.78%	1.51%	1.63%	1.64%	1.68%
Operating expenses (excluding direct real estate depreciation) as a percentage of average total assets	1.56%	1.31%	1.44%	1.43%	1.50%
Efficiency ratio (operating expenses / net investment income and other income)	35.34%	80.07%	33.36%	48.61%	34.82%
Efficiency ratio (operating expenses excluding direct real estate depreciation) / net investment income and other income)	30.84%	69.50%	29.65%	42.31%	31.08%

Leverage ratios:
Total debt to equity (as of period end)	3.75	x	5.42	x	6.42	x	3.75	x	6.42	x
Equity to total assets (as of period end)	20.54%	14.99%	13.28%	20.54%	13.28%

Average balances ($ in thousands):
Average loans	$9,715,111	$9,848,101	$8,708,240	$9,781,606	$8,413,903
Average assets	15,881,032	17,936,953	16,392,440	16,908,992	15,848,296
Average interest earning assets	14,066,691	16,302,258	15,028,300	15,184,475	14,620,118
Average income earning assets	15,135,956	17,369,554	15,901,269	16,252,755	15,450,153
Average borrowings	12,595,070	14,753,537	13,691,403	13,674,303	13,278,448
Average equity	2,782,676	2,664,986	2,306,554	2,723,831	2,250,658

CapitalSource Second Quarter 2008 – Financial Supplement
CapitalSource Inc.
Commercial Asset Portfolio
(Unaudited)
($ in thousands)
Commercial Assets Portfolio

	June 30, 2008		March 31, 2008		June 30, 2007
Composition of portfolio by type:
Senior secured loans (1)	$5,475,500	52%	$5,702,771	53%	$5,365,138	54%
First mortgage loans (1)	2,720,814	26	2,858,991	27	2,864,816	29
Subordinate loans (1)	1,231,571	12	1,197,560	11	711,639	7
Direct real estate investments	1,007,699	10	1,016,972	9	1,032,838	10

Total commercial assets	$10,435,584	100%	$10,776,294	100%	$9,974,431	100%

Composition of portfolio by business:
Corporate Finance	$2,783,694	27%	$2,940,112	28%	$2,609,451	26%
Healthcare and Specialty Finance	3,879,318	37	3,960,284	36	3,830,840	39
Structured Finance	3,772,572	36	3,875,898	36	3,534,140	35

Total commercial assets	$10,435,584	100%	$10,776,294	100%	$9,974,431	100%

(1)	“Loans” include loans, loans held for sale and receivables under reverse-repurchase agreements.

CapitalSource Second Quarter 2008 – Financial Supplement
CapitalSource Inc.
Credit Quality Data
(Unaudited)
Credit Metrics by Asset Classification:

	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006
Loans 60 or more days contractually delinquent:
As a % of total Commercial Assets(1)	1.05%	0.69%	0.68%	0.67%	0.97%	0.77%	1.03%	0.81%	1.27%
As a % of total Commercial Loans(2)	1.16%	0.77%	0.75%	0.74%	1.09%	0.85%	1.12%	0.84%	1.31%

Loans on non-accrual (3) :
As a % of total Commercial Assets	1.99%	1.62%	1.57%	1.59%	1.77%	1.63%	2.14%	2.31%	1.94%
As a % of total Commercial Loans	2.20%	1.79%	1.73%	1.76%	1.97%	1.78%	2.34%	2.39%	2.01%

Impaired loans(4) :
As a % of total Commercial Assets	4.88%	3.67%	2.93%	3.12%	3.50%	2.97%	3.28%	3.50%	3.18%
As a % of total Commercial Loans	5.40%	4.06%	3.23%	3.46%	3.91%	3.24%	3.58%	3.63%	3.28%

Total (excluding assets in multiple categories):
As a % of total Commercial Assets	5.14%	3.77%	3.10%	3.30%	3.72%	3.16%	3.76%	3.70%	3.78%
As a % of total Commercial Loans	5.69%	4.17%	3.42%	3.66%	4.15%	3.46%	4.11%	3.83%	3.91%

Allowance for Loan Loss:
As a % of total Commercial Assets	1.35%	1.27%	1.28%	1.05%	1.28%	1.33%	1.41%	1.35%	1.36%
As a % of total Commercial Loans	1.50%	1.40%	1.41%	1.16%	1.43%	1.45%	1.54%	1.40%	1.41%

Net Charge Offs (three months annualized):
As a % of total Average Commercial Assets	0.90%	0.22%	0.22%	1.04%	0.57%	0.47%	0.63%	1.18%	0.72%
As a % of total Average Commercial Loans	1.00%	0.25%	0.25%	1.15%	0.63%	0.51%	0.66%	1.22%	0.74%

(1)	Includes commercial loans, loans held for sale, receivables under reverse-repurchase agreements and direct real estate investments.

(2)	Includes commercial loans, loans held for sale and receivables under reverse-repurchase agreements.

(3)	Includes loans with an aggregate principal balance of $58.3 million, $49.9 million, $55.5 million, $21.0 million, $31.0 million, $41.5 million, $47.0 million, $46.9 million and $49.4 million as of June 30, 2008, March 31, 2008, December 31, 2007, September 30, 2007, June 30, 2007, March 31, 2007, December 31, 2006, September 30, 2006 and June 30, 2006, respectively, that were also classified as loans 60 or more days contractually delinquent. Also includes non-accrual loans held for sale with an aggregate principal balance of $14.9 million as of June 30, 2008, and $3.0 million as of September 30, 2007 and June 30, 2007.

(4)	Includes loans with an aggregate principal balance of $81.7 million, $64.2 million, $55.5 million, $55.1 million, $78.7 million, $54.4 million, $47.0 million, $46.9 million and $49.4 million, as of June 30, 2008, March 31, 2008, December 31, 2007, September 30, 2007, June 30, 2007, March 31, 2007, December 31, 2006, September 30, 2006 and June 30, 2006, respectively, that were also classified as loans 60 or more days contractually delinquent, and loans with an aggregate principal balance of $192.4 million, $174.5 million, $170.5 million, $166.4 million, $173.1 million, $153.8 million, $183.5 million, $175.8 million and $143.8 million as of June 30, 2008, March 31, 2008, December 31, 2007, September 30, 2007, June 30, 2007, March 31, 2007, December 31, 2006, September 30, 2006 and June 30, 2006, respectively, that were also classified as loans on non-accrual status.